Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

CECO Environmental Corp. and Subsidiaries

Cincinnati, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33270, 333-143527, 333-159948, 333-200000, 333-206743, and 333-218030) of CECO Environmental Corp. and Subsidiaries’ of our reports dated March 8, 2018, relating to the consolidated financial statements, and the effectiveness of CECO Environmental Corp. and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

March 9, 2018